Exhibit 99.2

Central Virginia Bankshares, Inc. Declares 1st Quarter 2009 Dividend of 5.25 Cents

POWHATAN, Va., February 24, 2009 /PRNewswire/ — The board of directors of Central Virginia Bankshares, Inc., (NASDAQ: CVBK ), at its February meeting, declared a 1st Quarter 2009 regular quarterly cash dividend of $0.0525 per common share, payable on March 16, 2009 to shareholders of record March 2, 2009.

The company has paid regular quarterly dividends to shareholders continuously since 1977. The current indicated annualized rate is $0.21 cents per share.

Central Virginia Bankshares, Inc. is the parent of Central Virginia Bank, a 36 year-old, $486 million community bank with its headquarters and main branch office in Powhatan County and six other full service banking offices, two in the County of Cumberland, three in western Chesterfield County and one in western Henrico County, adjacent to Richmond, Va.

SOURCE Central Virginia Bankshares, Inc.

CONTACT: Charles F. Catlett, III, Senior Vice President and Chief Financial Officer of Central Virginia Bankshares, Inc., 804-403-2002